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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Polycom, Inc. of our report dated January 18, 2001, except as to the pooling of interest with Accord Networks Ltd, which is as of February 28, 2001, relating to the consolidated financial statements and financial statement schedule of Polycom, Inc., for the year ended December 31, 2000 which appear in Polycom, Inc.'s Form 8-K filed on June 15, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 31, 2001

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS